CONDENSED CONSOLIDATED  BALANCE  SHEET
FERRO  CORPORATION  AND  SUBSIDIARIES
SEPTEMBER 30, 1998 AND DECEMBER 31, 1997


                                                                                         (Dollars in Thousands)
                                                                                      (Unaudited)             (Audited)
ASSETS                                                                                  1998                    1997
------                                                                         -------------------     --------------------

Current  Assets:
     Cash and Cash Equivalents                                                           $ 22,391                 $ 16,337
     Net Receivables                                                                      261,095                  232,927
     Inventories                                                                          137,120                  127,175
     Other Current Assets                                                                  55,000                   50,591
                                                                               -------------------     --------------------

        Total Current Assets                                                             $475,606                 $427,030

Unamortized Excess of Cost Over Net Assets Acquired                                        51,741                   54,355
Other Assets                                                                               68,935                   64,114
Net Plant & Equipment                                                                     263,054                  240,180
                                                                               -------------------     --------------------
                                                                                         $859,336                 $785,679
                                                                               ===================     ====================


LIABILITIES
-----------

Current Liabilities:
     Notes and Loans Payable                                                             $ 33,590                 $ 23,269
     Accounts Payable, Trade                                                              110,638                  109,958
     Income Taxes                                                                           6,039                    6,563
     Accrued Payrolls                                                                      21,728                   17,501
     Accrued Expenses and Other Current Liabilities                                       124,031                  120,416
                                                                               -------------------     --------------------

        Total Current Liabilities                                                        $296,026                 $277,707

Long - Term Debt                                                                          156,720                  102,020
ESOP Loan Guarantee                                                                         6,576                   13,815
Postretirement Liabilities                                                                 46,752                   45,643
Other  Liabilities                                                                         77,039                   73,343
Shareholders' Equity                                                                      276,223                  273,151
                                                                               -------------------     --------------------
                                                                                         $859,336                 $785,679
                                                                               ===================     ====================

CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
FERRO  CORPORATION  AND  SUBSIDIARIES

                                                            Three Months Ended       Nine Months Ended
                                                              September 30             September 30
                                                        (Unaudited) (Unaudited)    (Unaudited)   (Audited)
(Dollars in Thousands)                                     1998         1997          1998         1997
----------------------------------------------------------------------------------------------------------
Net Cash Provided from Operating Activities .........   $  20,875    $  40,203      $  49,386    $ 102,711

Cash Flow from Investing Activities:

     Capital Expenditures for Plant and Equipment ...     (18,248)      (9,680)       (42,047)     (30,376)

     Proceeds From Divestitures .....................           0        4,623              0        4,623

     Other Investing Activities .....................        (418)           1         (1,942)       3,276
----------------------------------------------------------------------------------------------------------
Net Cash (Used for) Provided by Investing Activities      (18,666)      (5,056)       (43,989)     (22,477)

Cash Flow from Financing Activities:
     Net Borrowings (Payments) Under Short-Term Lines       8,200         (504)        10,322      (18,403)
     Proceeds  from  Long-Term  Debt ................          13            0         54,283

     Purchase  of  Treasury  Stock ..................     (24,087)     (10,660)       (54,783)     (20,374)
     Cash Dividend Paid .............................      (5,333)      (4,992)       (16,334)     (15,084)
     Other Financing Activities .....................        (120)         707          2,619        2,786
----------------------------------------------------------------------------------------------------------
Net Cash (Used for) Provided by Financing Activities      (21,327)     (15,449)        (3,893)     (51,075)
Effect of Exchange Rate Changes on Cash .............       5,493         (195)         4,550       (1,480)
----------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash and Cash Equivalents ....     (13,625)      19,503          6,054       27,679
Cash and Cash Equivalents at Beginning of Period ....      36,016       22,202         16,337       14,026
----------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Period ..........   $  22,391    $  41,705      $  22,391    $  41,705
==========================================================================================================
Cash Paid During the Period for:
     Interest, net of amounts capitalized ...........   $   3,099    $     920      $   8,993    $   7,466
     Income Taxes ...................................   $   6,508    $   9,135      $  27,364    $  23,623
==========================================================================================================

Condensed Consolidated Statements of Cash Flows
Ferro Corporation and Subsidiaries

                                                                    Three Months Ended                            Nine Months Ended
                                                                       September 30                                 September 30
                                                          (Unaudited)           (Unaudited)             (Unaudited)     (Audited)
(Dollars in Thousands)                                       1998                  1997                    1998          1997
--------------------------------------------------------------------------------------------      --------------------------------
Net Cash Provided from Operating Activities                  $ 49,386              $102,711               $ 49,386      $102,711

Cash Flow from Investing Activities:

     Capital Expenditures for Plant and Equipment             (42,047)              (30,376)               (42,047)      (30,376)

     Proceeds From Divestitures                                     0                 4,623                      0         4,623


     Other Investing Activities                                (1,942)                3,276                 (1,942)        3,276
--------------------------------------------------------------------------------------------      --------------------------------
Net Cash (Used for) Provided by Investing Activities          (43,989)              (22,477)               (43,989)      (22,477)

Cash Flow from Financing Activities:
     Net Borrowings (Payments) Under Short-Term Lines          10,322               (18,403)                10,322       (18,403)
     Proceeds from Long-Term Debt                              54,283                     0                 54,283

     Purchase of Treasury Stock                               (54,783)              (20,374)               (54,783)      (20,374)
     Cash Dividend Paid                                       (16,334)              (15,084)               (16,334)      (15,084)
     Other Financing Activities                                 2,619                 2,786                  2,619         2,786
--------------------------------------------------------------------------------------------      --------------------------------
Net Cash (Used for) Provided by Financing Activities           (3,893)              (51,075)                (3,893)      (51,075)
Effect of Exchange Rate Changes on Cash                         4,550                (1,480)                 4,550        (1,480)
--------------------------------------------------------------------------------------------      --------------------------------
Increase (Decrease) in Cash and Cash Equivalents                6,054                27,679                  6,054        27,679
Cash and Cash Equivalents at Beginning of Period               36,016                22,202                 16,337        14,026
--------------------------------------------------------------------------------------------      --------------------------------
Cash and Cash Equivalents at End of Period                   $ 42,070              $ 49,881               $ 22,391      $ 41,705
============================================================================================      ================================
Cash Paid During the Period for:
     Interest, net of amounts capitalized                    $  8,993              $  7,466               $  8,993      $  7,466
     Income Taxes                                            $ 27,364              $ 23,623               $ 27,364      $ 23,623
============================================================================================      ================================